UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Idenix Pharmaceuticals, Inc. (the “Company”) announced today that the United States Food and Drug Administration (the “FDA”) verbally informed the Company that the full clinical hold for IDX184 has been removed. The program was placed on partial clinical hold and Idenix anticipates initiating a Phase IIb 12-week trial of IDX184 in combination with pegylated interferon and ribavirin in the second half of 2011.

The Company also announced that it discontinued the development of IDX 320, a protease inhibitor for the treatment of hepatic C. IDX 320 was placed on clinical hold by the FDA on September 3, 2010.

Finally, the Company announced today that it was informed by ViiV Healthcare Company, an affiliate of GlaxoSmithKline (collectively, “GSK”), that development of GSK2248761 (known as ‘761, formerly known as IDX899), a drug candidate for the treatment of HIV/AIDS licensed by the Company to GSK, was placed on clinical hold by the FDA. ViiV has full responsibility for the development of ‘761, including any regulatory interactions.

The full text of the press release issued in connection with these announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
99.1 Press Release dated February 9, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: February 9, 2011

By:      /s/Maria Stahl
Maria Stahl
Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 9, 2011

2